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                                                                      EXHIBIT 11

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                           THREE MONTHS ENDED
                                                                  MARCH 31,
                                                          ----------------------
in thousands, except share and per share data                 1997       1996
--------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
 Net income.............................................  $      477  $      371
                                                          ==========  ==========

 Weighted average common shares outstanding.............   5,760,435   3,326,332
 Converted preferred shares.............................          --     484,758
 Effect of stock options and warrants...................     105,544      67,897
                                                          ----------  ----------
  Pro forma adjusted shares outstanding                    5,865,979   3,878,987
                                                          ==========  ==========
 Pro forma net income (loss) per common share...........  $     0.08  $     0.10
                                                          ==========  ==========

FULLY DILUTED EARNINGS PER SHARE:
 Net income.............................................  $      477  $      371
                                                          ==========  ==========
 Weighted average common shares outstanding.............   5,760,435   3,326,332
 Converted preferred shares.............................          --     484,758
 Effect of stock options and warrants...................     105,544      69,867
                                                          ----------  ----------
  Pro forma adjusted shares outstanding                    5,865,979   3,880,957
                                                          ==========  ==========
 Pro forma net income (loss) per common share...........  $     0.08  $     0.10
                                                          ==========  ==========
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